UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment Number 1 to
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2010

Cinnabar Ventures Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-145443	98-0585450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

17595 S. Tamiami Trail, Suite 300 Fort Myers, FL 33908
(Address of Principal Executive Office) (Zip Code)

239-561-3827
(Registrant’s telephone number, including area code)
360 Main Street Washington, VA 22747
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the appointment of Frank Mambuca to Cinnabar Venture, Inc.’s Board of Directors, we issued 100,000 options in shares of our common stock, par value $.001 per share, to Mr. Mambuca. These options are convertible at $.01 and immediately exercisable.

These options were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These options qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares or options to a high number of investors. In addition, this individual had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2010, Cinnabar Ventures, Inc. (the “Company”) announced the appointment of Mr. Frank Mambuca to the Company’s Board of Directors.  The appointment was made subsequent to the Company’s recent announcement of the pending acquisition of US Metropolitan Telecom LLC, where Mr. Mambuca holds the position of President and Chief Executive Officer.

Frank Mambuca has been President & CEO of US Metropolitan Telecom (“US Metro”) since its inception in 2006 and is a member of the FiberCon Holdings Investor Group which has a substantial investment in US Metro.  Mr. Mambuca has more than 25 years experience in the IT and communication networks industry. Prior to US Metro, Mr. Mambuca was President & CEO of American Wireless Providers, which was a wireless networking start-up company in Southwest Florida deploying WiMax networks.

Mr. Mambuca also served as the Group Vice President of Global Operations for Level 3 Communications based in Denver, Colorado, with responsibility for global customer operations, service activation, network management, field services and internal-enterprise operations. In this role, he oversaw all network construction, installation, repair and maintenance of the Level 3's 40,000+ fiber optic network across Europe, Asia and North America.  Prior to his Group Vice President appointment at Level 3, Mr. Mambuca held the positions of Senior Vice President Global Field Services, Vice President of North American Field Services and Vice President of Eastern Field Operations.

Before joining Level 3 in 1998, Mr. Mambuca was Vice President of Engineering and Operations for XCOM Technologies based in Boston, Massachusetts, where he managed the development and operations of managed modem networks and the development of cutting-edge soft-switch technology.

In addition, Mr. Mambuca has held several management positions in operations, engineering and technical training for New York Telephone Company, NYNEX and Bell Atlantic in New York City as well as across the Northeast United States.

Mr. Mambuca received his bachelor's degree from Columbia University in New York in 1985 with a major in computer science and electrical engineering. He earned his master's degree from Polytechnic University in New York in 1997 with a major in telecommunications.

Family Relationships

Mr. Mambuca does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CINNABAR VENTURES, INC.

Date: March 3, 2010	By:	/s/ Richard Granville
Richard Granville
Chief Executive Officer